Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268340

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 14, 2022)

8,000,000 Shares

Portillo’s Inc.

Class A Common Stock

We are offering 8,000,000 shares of our Class A common stock.

We intend to use all of the net proceeds from this offering to purchase LLC Units (as defined herein) from certain Continuing Pre-IPO LLC Members (as defined herein) and to repurchase shares of Class A common stock from the Reorganization Parties (as defined herein) (together such Continuing Pre-IPO LLC Members and such Reorganization Parties, the “selling stockholders”) in a “synthetic secondary” transaction, at a price per LLC Unit or share of Class A common stock, as applicable, equal to the public offering price per share of Class A common stock in this offering, less the underwriting discounts and commissions and any withholding taxes. As a result, Portillo’s OpCo will not receive any proceeds from this offering. See “Use of Proceeds”.

Our Class A common stock is listed on Nasdaq Global Select Market (the “Nasdaq”) under the symbol “PTLO.” On March 7, 2023, the last sale price of our Class A common stock as reported on Nasdaq was $21.90 per share.

We have two classes of common stock: Class A common stock and Class B common stock. Each share of Class A common stock and Class B common stock entitles its holder to one vote on all matters presented to our stockholders generally. All of our Class B common stock is held by the Continuing Pre-IPO LLC Members on a one-to-one basis with the number of LLC Units they own. See “Description of Capital Stock” in the accompanying prospectus. As a result, the Reorganization Parties and Continuing Pre-IPO LLC Members, together, control any action requiring the general approval of our stockholders, including the election of our Board of Directors (the “Board”), the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of the Company or substantially all of our assets.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page S-13.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$21.05	$168,400,000	$193,660,000
Underwriting discount(1)	$0.25	$2,000,000	$2,300,000
Proceeds, before expenses, to us	$20.80	$166,400,000	$191,360,000

(1)	See “Underwriting” for additional information regarding underwriter compensation.

We have granted the underwriter an option to purchase up to an additional 1,200,000 shares from us at the public offering price less the underwriting discount at any time within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment in New York, New York on March 10, 2023.

Morgan Stanley

The date of this prospectus supplement is March 7, 2023.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may specifically authorize to be delivered or made available to you. Neither we nor the underwriter (or any of our or its respective affiliates) have authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriter (or any of our or its respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriter (or any of our or its respective affiliates) are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or the time of any sale of shares of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We and the underwriter have not done anything that would permit this offering or the possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus supplement outside the United States. See “Underwriting.”

As permitted under the rules of the SEC, this prospectus supplement incorporates important business information about Portillo’s OpCo that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus supplement. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from other sources. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

BASIS OF PRESENTATION

As used in this prospectus supplement, unless otherwise noted or the context requires otherwise:

•	“Amended LLC Agreement” refers to the limited liability company agreement of Portillo’s OpCo.

•	“Berkshire” refers to Berkshire Partners LLC, a private equity firm.

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“Blocker Companies” refers to entities treated as corporations for U.S. tax purposes that held LLC Units prior to the Reorganization Transactions (as defined herein) (individually, each a “Blocker Company”).

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“Continuing Pre-IPO LLC Members” refers to the Pre-IPO LLC Members who retained their equity ownership in Portillo’s OpCo in the form of LLC Units immediately following the consummation of the Reorganization Transactions.

•	“Pre-IPO LLC Members” refers to the pre-IPO owners that directly (or indirectly through a Blocker Company) held LLC Units immediately prior to the consummation of the Reorganization Transactions.

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“Portillo’s,” the “Company,” “our company,” “we,” “us” and “our” refer (i) prior to the consummation of the Reorganization Transactions, including our initial public offering (the “IPO”) which was completed on October 25, 2021, to Portillo’s OpCo and its subsidiaries and (ii) after the Reorganization Transactions, including the IPO, to Portillo’s Inc., Portillo’s OpCo and their subsidiaries.

•	“Portillo’s OpCo” refers to PHD Group Holdings LLC, a Delaware limited liability company, and, following the Reorganization Transactions, including the IPO, a subsidiary of Portillo’s Inc.

•	“Reorganization Parties” refers to the shareholders of the Blocker Companies, including affiliates of Berkshire.

•	“Reorganization Transactions” refers to the organizational transactions and the IPO, and the application of the net proceeds therefrom.

•	“Sponsor” refers to Berkshire.

•	“Tax Receivable Agreement” refers to the tax receivable agreement entered into with the TRA Parties.

•	“TRA Parties” refers to, collectively, the Continuing Pre-IPO LLC Members, the Reorganization Parties, and any future party to the Tax Receivable Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus supplement, the documents that are incorporated by reference in this prospectus supplement and other written or oral statements made by or on behalf of Portillo’s may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. Many of the forward-looking statements are located in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	our financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic or future pandemics or disease outbreaks;

•	we are vulnerable to changes in economic conditions, increases in food and commodity costs and consumer preferences;

•	we may be unsuccessful in opening new restaurants or establishing new markets and our new restaurants may not perform as well as anticipated, may not be profitable or may close;

•	our plans to open new restaurants, and the ongoing need for capital expenditures at our existing restaurants, require us to spend capital;

•	our same-restaurant sales may be lower than we expect in future periods;

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our marketing programs and any limited time or seasonal offerings may not be successful and could fail to meet expectations, and our new menu items, advertising campaigns, heavy reliance on social media and restaurant designs and remodels may not generate increased sales or profits;

•	incidents involving food-borne illness and food safety, including food tampering or contamination could adversely affect our brand perception;

•	we face significant competition for guests, and our inability to compete effectively may affect our traffic, our sales, and our operating profit margins;

•	our restaurant base is geographically concentrated in the Midwestern United States, and we could be negatively affected by conditions specific to that region;

•	damage to our reputation and negative publicity;

•	the digital and delivery business, and expansion thereof, is uncertain and subject to risk;

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we have a limited number of suppliers and distributors for several of our frequently used ingredients. If our suppliers or distributors are unable to fulfill their obligations under our arrangements with them, we could encounter supply shortages and incur higher costs;

•	any prolonged disruption in the operations of our two commissaries could harm our business;

•	we depend on our executive officers and certain other key team members, the loss of whom could have a material adverse effect;

•	failure to maintain our corporate culture as we grow could have a material adverse effect on our business;

•	matters relating to employment and labor law could have a material adverse effect, result in litigation or union activities, add significant costs and divert management attention;

•	labor quality, labor shortages or increased labor costs could have a material adverse effect;

•	we are exposed to risks associated with leasing property subject to long-term and non-cancelable leases and may be unable to renew leases at the end of their terms;

•	our business is subject to risks related to our sale of alcoholic beverages;

•	an impairment in the carrying value of our goodwill, indefinite-lived intangible assets or long-lived assets could have a material adverse effect on our business;

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natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism could disrupt our business and result in lower sales, increased operating costs and capital expenditures;

•	the increasing focus on environmental sustainability and social initiatives could increase our costs, harm our reputation, and adversely impact our financial results;

•	our level of indebtedness could have a material adverse effect on our business and limit our ability to plan for or respond to changes in our business;

•	we may be unable to generate sufficient cash flow to satisfy our debt service obligations or experience a downgrade in our credit ratings, which would have a material adverse effect on our business;

•	the interests of Berkshire may conflict with our interests or the interests of the holders of our Class A common stock in the future;

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Delaware law and our organizational documents, as well as our existing and future debt agreements, may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares;

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we are a holding company and our principal asset is our ownership of LLC Units in Portillo’s OpCo, and we are accordingly dependent upon distributions from Portillo’s OpCo to pay dividends, if any, and taxes, make payments under the Tax Receivable Agreement and pay other expenses;

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in certain circumstances, Portillo’s OpCo will be required to make distributions to us and the other holders of LLC Units, and the distributions that Portillo’s OpCo will be required to make may be substantial;

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the Tax Receivable Agreement with the TRA Parties requires us to make cash payments to them in respect of certain tax benefits to which we may become entitled, and we expect that the payments we are required to make will be substantial;

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our organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the TRA Parties that will not benefit holders of our Class A common stock to the same extent that it will benefit the TRA Parties;

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in certain cases, payments under the Tax Receivable Agreement to the TRA Parties may be accelerated or significantly exceed any actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and may impair our ability to consummate change of control transactions or negatively impact the value received by owners of our Class A common stock;

•	we will not be reimbursed for any payments made to the TRA Parties under the Tax Receivable Agreement in the event that any tax benefits are disallowed;

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if we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), as a result of our ownership of Portillo’s OpCo, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business;

•	the failure to protect and maintain our intellectual property, including our trademarks, could have a material adverse effect;

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security breaches, system interruptions or a material failure could negatively impact our business by causing disruption to our operations, a compromise of confidential guest information or team member information and could subject us to loss and harm our business;

•	failure to comply with existing or new federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection could have a material adverse effect;

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litigation with respect to intellectual property, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues;

•	we are subject to many federal, state and local laws with which compliance can be both costly and complex;

•	we could be party to litigation that could distract management, increase our expenses or subject us to material monetary damages or other remedies;

•	we can incur liabilities arising from environmental laws and compliance with environmental laws could increase our operating expenses;

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if we fail to maintain effective internal controls over financial reporting, our ability to produce timely and accurate financial information or comply with Section 404 of the Sarbanes-Oxley Act of 2002 could be impaired, which could have a material adverse effect;

•	fluctuations in our tax obligations and effective tax rate and realization of our deferred tax assets may result in volatility of our results of operations;

•	our insurance may not provide adequate levels of coverage against claims;

•	changes in accounting principles applicable to us could have a material adverse effect;

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our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions that may be initiated by our shareholders, and designates the federal district courts of the United States as the sole and exclusive forum for claims arising under the Securities Act, which, in each case could limit our shareholders’ ability to obtain a favorable judicial forum for certain disputes;

•	as a public company, we incur significant costs to comply with the laws and regulations affecting public companies which could harm our business and results of operations;

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our annual and quarterly results of operations may fluctuate, and if our operating and financial performance in any given period does not meet the guidance that we have provided to the public or the expectations of our investors and securities analysts, the trading price of our Class A common stock may decline;

•	our use of proceeds from offerings of our securities under this prospectus supplement; and

•	other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. For further information about these and other risks and uncertainties as well as strategic initiatives, see “Risk Factors” in our Annual Report (as defined in this prospectus supplement) and subsequent reports filed by us with the SEC, including on Form 8-K.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date hereof, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, but it does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the matters discussed under the headings “Risk Factors,” and the information that is incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report (as defined in this prospectus supplement) (including, without limitation, matters discussed under the headings “Part I. Item 1A. Risk Factors” and “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and related notes), our Quarterly Reports (as defined in this prospectus supplement) and the other filings incorporated by reference herein. See “Incorporation of Certain Documents by Reference” elsewhere in this prospectus supplement. In addition, certain statements in this prospectus supplement include forward-looking information that is subject to risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this prospectus supplement.

Overview

Portillo’s serves iconic Chicago street food through high-energy, multichannel restaurants designed to ignite the senses and create a memorable dining experience. Since our founding in 1963 in a small trailer which Dick Portillo called “The Dog House,” Portillo’s has grown to become a treasured brand with a passionate (some might say obsessed) nationwide following. Our diverse menu features all-American favorites such as Chicago-style hot dogs and sausages, Italian beef sandwiches, chopped salads, burgers, crinkle-cut french fries, homemade chocolate cake and milkshakes. We create a consumer experience like no other by combining the best attributes of fast casual and quick service concepts with an exciting energy-filled atmosphere and restaurant model capable of generating tremendous volumes. Nearly all of our restaurants were built with double lane drive-thrus and have been thoughtfully designed with a layout that accommodates a variety of access modes including dine-in, carryout/curbside, delivery and catering in order to quickly and efficiently serve our guests. As of December 25, 2022, we owned and operated 72 Portillo’s restaurants across nine states, including a restaurant owned by C&O Chicago, LLC (“C&O”), of which Portillo’s owns 50% of the equity. According to publicly available information, our restaurants generated higher AUVs than any other public fast casual restaurant concept of $8.5 million in 2022.

Our Principal Stockholders

Berkshire Partners has invested more than $16 billion in over 145 private equity investments and as of December 31, 2022, had $20.9 billion in assets under management within Berkshire Private Equity. Berkshire’s current private equity portfolio comprises investments across four sectors — consumer, healthcare, services & industrials, and technology & communications. The Berkshire Partners team includes more than 65 investment professionals across North America.

In August 2014, we entered into a merger transaction through which we were acquired by funds affiliated with or managed by Berkshire. Following the closing of this offering, funds managed by Berkshire are expected to own (i) approximately 31.02% of the combined voting power of our common stock (or approximately 29.43% of the combined voting power of our common stock, if the underwriter exercises its option to purchase additional shares of Class A common stock in full) and (ii) approximately 31.02% of the economic interest in Portillo’s OpCo (or approximately 29.43% of the economic interest in Portillo’s OpCo if the underwriter exercises its option to purchase additional shares of Class A common stock in full). As a result, Berkshire will continue to exercise significant voting influence over fundamental and significant corporate matters and transactions. See “Part I. Item 1A. Risk Factors—Risks Relating to This Offering and Ownership of Our Common Stock” in our Annual Report (as defined in this prospectus supplement).

Our corporate structure following the completion of our initial public offering (the “IPO”), is commonly referred to as an umbrella partnership-C corporation (or “Up-C”) structure, which is used by partnerships and limited liability companies when they undertake an initial public offering of their business. In connection with the IPO, we entered into the following series of transactions to implement an internal reorganization, which we collectively refer to as the “Reorganization Transactions.”

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We issued two classes of common stock: Class A common stock and Class B common stock (collectively, our “common stock”). Each share of common stock entitles its holder to one vote per share on all matters submitted to a vote of our stockholders. The Class B common stock is not entitled to economic interests in Portillo’s Inc. See “Description of Capital Stock” elsewhere in the accompanying prospectus.

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Portillo’s OpCo entered into the Amended LLC Agreement. Under the Amended LLC Agreement, holders of LLC Units (other than us and our wholly owned subsidiaries), including the Continuing Pre-IPO LLC Members, have the right to require Portillo’s OpCo to redeem all or a portion of their LLC Units for newly issued shares of Class A common stock on a one-for-one basis in accordance with the terms of the Amended LLC Agreement.

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Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a holder of LLC Units, redeem or exchange LLC Units of such holder pursuant to the terms of the Amended LLC Agreement. Except for transfers to us or to certain permitted transferees pursuant to the Amended LLC Agreement, the LLC Units and corresponding shares of Class B common stock may not be sold, transferred or otherwise disposed of.

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Prior to the closing of the IPO, we acquired, directly and indirectly, LLC Units through the mergers (the “Mergers”), in which certain Blocker Companies each merged with a merger subsidiary created by us (and survived such merger as a wholly owned subsidiary of Portillo’s Inc.), after which each Blocker Company immediately merged into Portillo’s Inc. The Reorganization Parties, including affiliates of Berkshire, collectively held 12,496,361 shares of Class A common stock of Portillo’s Inc. upon completion of the IPO. The Reorganization Parties do not directly hold interests in Portillo’s OpCo.

•	Each Continuing Pre-IPO LLC Member was issued a number of shares of our Class B common stock in an amount equal to the number of LLC Units held by such Continuing Pre-IPO LLC Member.

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We used the net proceeds from the IPO to acquire newly issued LLC Units from Portillo’s OpCo and used the additional net proceeds from the underwriter’s exercise of its option to purchase additional shares of Class A common stock to purchase LLC Units from certain Continuing Pre-IPO LLC Members and/or to repurchase shares of Class A common stock from the Reorganization Parties, in each case, at a purchase price per LLC Unit or share of Class A common stock equal to the initial public offering price of Class A common stock, after deducting the underwriting discounts and commissions.

The following diagram depicts our organizational structure. This chart is provided for illustrative purposes only and does not purport to represent all legal entities within our organizational structure.

Corporate Information

Portillo’s Inc. was incorporated in Delaware on June 8, 2021. Our corporate website address is www.portillos.com. Our corporate website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our Class A common stock.

Portillo’s Inc.

2001 Spring Road, Suite 400

Oak Brook, Illinois 60523

(630) 954-3773

THE OFFERING

Issuer	Portillo’s Inc.

Class A common stock offered by us	8,000,000 shares of Class A common stock (or 9,200,000 if the underwriter exercises its option to purchase additional shares of Class A common stock in full).

Option to purchase additional shares of Class A common stock	The underwriter has an option to purchase up to an additional 1,200,000 shares from us at the purchase price set forth on the cover at any time within 30 days from the date of this prospectus supplement.

Class A common stock to be outstanding after this offering	54,434,885 shares of Class A common stock, representing approximately 75.2% of the combined voting power of our common stock (or 55,318,925 shares of Class A common stock, representing approximately 76.4% of the combined voting power of our common stock if the underwriter exercises its option to purchase additional shares of Class A common stock in full).

Class B common stock to be outstanding after this offering	17,943,562 shares of Class B common stock, representing approximately 24.8% of the combined voting power of our common stock (or 17,059,522 shares of Class B common stock, representing approximately 23.6% of the combined voting power of our common stock if the underwriter exercises its option to purchase additional shares of Class A common stock in full).

LLC Units to be held by us after this offering	54,434,885 LLC Units, representing an approximately 75.2% economic interest in Portillo’s OpCo (or 55,318,925 LLC Units, representing an approximately 76.4% economic interest in Portillo’s OpCo if the underwriter exercises its to purchase additional shares of Class A common stock in full). The LLC Units are not entitled to voting interests in Portillo’s OpCo.

Total LLC Units to be outstanding after this offering	72,378,447 LLC Units (or 72,378,447 LLC Units, if the underwriter exercises its option to purchase additional shares of Class A common stock in full).

Ratio of shares of Class A Common stock to LLC Units	Our amended and restated certificate of incorporation requires that we maintain at all times a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of LLC Units owned by us.

Ratio of shares of Class B Common stock to LLC Units	Our amended and restated certificate of incorporation requires that we maintain at all times a one-to-one ratio between the number of shares of Class B common stock issued by us and the number of LLC Units owned by holders of LLC Units (other than us and our wholly owned subsidiaries).

Permitted holders of shares of Class B common stock	Except for transfers in connection with the transfer of LLC Units, shares of Class B common stock may not be transferred.

Redemption rights of holders of LLC Units	Under the Amended LLC Agreement, holders of LLC Units (other than us and our wholly owned subsidiaries), including the Continuing Pre-IPO LLC Members, have the right to require Portillo’s OpCo to redeem all or a portion of their LLC Units for newly issued shares of Class A common stock on a one-for-one basis in accordance with the terms of the Amended LLC Agreement. Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a holder of LLC Units, redeem or exchange LLC Units of such holder pursuant to the terms of the Amended LLC Agreement.

Use of proceeds	The net proceeds from the sale of our Class A common stock in this offering will be approximately $166.4 million (assuming the underwriter does not exercise its option to purchase additional shares) based on the purchase price set forth on the cover of $20.80 per share, before deducting any estimated expenses payable by us in connection with this offering.

We intend to use all of the net proceeds from this offering to purchase or cancel, as the case may be, LLC Units or shares of Class A common, as applicable, of the selling stockholders in a “synthetic secondary” transaction, at a price per LLC Unit or share of Class A common stock, as applicable, equal to the purchase price set forth on the cover less any withholding taxes. As a result, Portillo’s OpCo will not receive any proceeds from this offering. See “Use of Proceeds” elsewhere in this prospectus supplement.

Dividend policy	We do not anticipate paying any dividends on our Class A common stock for the foreseeable future; however, we may change this policy in the future. See “Dividend Policy” elsewhere in the accompanying prospectus.

Voting Rights	Each share of our Class A common stock and Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally.

Holders of outstanding shares of our Class A common stock and Class B common stock vote as a single class on all matters on which stockholders are entitled to vote generally, except as otherwise required by law. See “Description of Capital Stock—Common Stock” elsewhere in the accompanying prospectus.

Risk Factors	Investing in our Class A common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” herein beginning on page S-13, in the accompanying prospectus and in the documents incorporated by reference herein, including in our Annual Report (as defined in this prospectus supplement) for a discussion of factors you should carefully consider before investing in our Class A common stock.

Listing	Our Class A common stock is listed on the Nasdaq under the symbol “PTLO.”

Except as otherwise indicated, the number of shares of our Class A common stock outstanding after this offering is calculated as of March 7, 2023 and excludes the following:

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excludes 23,837,162 shares of Class A common stock reserved for issuance upon redemption or exchange of LLC Units held by the Continuing Pre-IPO LLC Members prior to this offering on a one-for-one basis;

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gives effect to the conversion of vested and unvested stock options awarded under our 2014 Equity Incentive Plan (the “2014 Plan”) into options on Class A common stock under the 2021 Plan (as defined herein) and excludes 5,720,452 shares of Class A common stock underlying such options;

•	excludes 236,656 shares of Class A common stock available under the Company’s 2022 Employee Stock Purchase Plan;

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excludes an aggregate of approximately 7.1 million shares of our Class A common stock available for future equity awards under the 2021 equity incentive plan (the “2021 Plan”) that we adopted at the time of the IPO;

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excludes 2,396,122 shares of our Class A common stock underlying restricted stock units or issuable upon the exercise of stock options with exercise prices varying from $20.00 to $22.19, in each case, that we granted under the 2021 Plan; and

•	assumes no exercise of the underwriter’s option to purchase additional shares of Class A common stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to the exercise of the underwriter’s option to purchase additional shares of Class A common stock give effect to the use of the net proceeds therefrom.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. You should carefully consider each of the following risk factors, together with the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement, including the risk factors included in “Part I. Item 1A. Risk Factors” in our Annual Report (as defined in this prospectus supplement) and other reports we file with the SEC, before investing in our Class A common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow, in which case the trading price of our Class A common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, prospects, financial condition, results of operations and cash flow. See “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this prospectus supplement.

Risks Related to this Offering and Ownership of Our Class A Common Stock

Future offerings of debt or equity securities by us may have a material adverse effect on the market price of our Class A common stock.

In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our Class A common stock or by offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity or shares of preferred stock.

Any future debt financing could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which might make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Moreover, if we issue debt securities, the debt holders would have rights to make claims on our assets senior to the rights of our holders of our Class A common stock. The issuance of additional shares of our Class A common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our Class A common stock or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Class A common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may have a material adverse effect on the amount, timing, or nature of our future offerings. Thus, holders of our Class A common stock bear the risk that our future offerings may reduce the market price of our Class A common stock and dilute their stockholdings in us.

If the ownership of our Class A common stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Following the closing of this offering, funds managed by Berkshire are expected to own (i) approximately 31.02% of the combined voting power of our common stock (or approximately 29.43% of the combined voting power of our common stock, if the underwriter exercises its option to purchase additional shares of Class A common stock in full) and (ii) approximately 31.02% of the economic interest in Portillo’s OpCo (or approximately 29.43% of the economic interest in Portillo’s OpCo if the underwriter exercises its option to purchase additional shares of Class A common stock in full). As a result, Berkshire will indirectly beneficially own shares sufficient to significantly influence all matters requiring stockholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

This concentration of ownership may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Berkshire may not always coincide with our interests or the interests of our other stockholders. This concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of us. Also, Berkshire may seek to cause us to take courses of action that, in its judgment, could enhance its investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our Class A common stock could decline or stockholders might not receive a premium over the then-current market price of our Class A common stock upon a change in control. In addition, this concentration of share ownership may adversely affect the trading price of our Class A common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. See “Description of Capital Stock—Anti-takeover Provisions” in the accompanying prospectus.

The Tax Receivable Agreement with the TRA Parties requires us to make cash payments to them in respect of certain tax benefits to which we may become entitled, and we expect that the payments we will be required to make will be substantial.

Under the Tax Receivable Agreement, we are required to make cash payments to the TRA Parties equal to 85% of the tax benefits, if any, that we actually realize, or in certain circumstances are deemed to realize, as a result of (i) our allocable share of existing tax basis in depreciable or amortizable assets related to LLC Units acquired in the IPO, (ii) certain favorable tax attributes we acquired from the Blocker Companies in the Mergers (including net operating losses and the Blocker Companies’ allocable share of existing tax basis), (iii) increases in our then allocable share of existing tax basis in depreciable or amortizable assets, and adjustments to the tax basis of the tangible and intangible assets, of Portillo’s OpCo and its subsidiaries, as a result of (x) sales or exchanges of interests in Portillo’s OpCo (including repayment of the redeemable preferred units) in connection with the IPO and (y) future redemptions or exchanges of LLC Units by Continuing Pre-IPO LLC Members for cash or Class A common stock, including in connection with this offering and (iv) certain other tax benefits related to entering into the Tax Receivable Agreement, including payments made under the Tax Receivable Agreement.

Based on several assumptions, it was estimated that, as of December 25, 2022, our obligation for future payments under the Tax Receivable Agreement totaled $252.8 million. Amounts payable under the Tax Receivable Agreement are contingent upon, among other things, (i) generation of future taxable income over the term of the Tax Receivable Agreement and (ii) future changes in tax laws. If we do not generate sufficient taxable income in the aggregate over the term of the Tax Receivable Agreement to utilize the tax benefits, then we would not be required to make the related Tax Receivable Agreement payments. The payments that we are required to make will generally reduce the amount of overall cash flow that might have otherwise been available to us, but we expect distributions from Portillo’s OpCo to be sufficient to fund the required payments. Assuming no material changes in relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we estimate that the tax savings associated with all tax attributes described above would aggregate to approximately $297.4 million as of December 25, 2022. Under this scenario, we would be required to pay the TRA Parties approximately 85% of such amount, or $252.8 million, primarily over the next 15 years, substantially declining in year 16 through year 47. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will actually realize or be deemed to realize, and the Tax Receivable Agreement payments made by us, will be calculated based in part on the market value of our Class A common stock at the time of each exchange of an LLC Unit for a share of Class A common stock and the prevailing applicable federal tax rate (plus the assumed combined state and local tax rate) applicable to us over the life of the Tax Receivable Agreement and will depend on our generating sufficient taxable income to realize the tax benefits that are subject to the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions we determine, and the IRS or another taxing authority may challenge all or part of the existing tax basis, deductions, tax basis increases, net operating losses or other tax attributes subject to the Tax Receivable Agreement, and a court could sustain such challenge. Payments we will be required to make under the Tax Receivable Agreement generally will not be reduced as a result of any taxes imposed on us, Portillo’s OpCo or any direct or indirect subsidiary thereof that are attributable to a tax period (or portion thereof) ending on or before the Mergers or the date of the completion of the IPO. Further, the TRA Parties will not reimburse us for any payments previously made if such tax attributes are subsequently challenged by a taxing authority and are ultimately disallowed, except that any excess payments made to a TRA Party will be netted against future payments otherwise to be made to such TRA Party under the Tax Receivable Agreement, if any, after our determination of such excess. As a result, in such circumstances we could make future payments under the Tax Receivable Agreement that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity. See “Part I. Item 1A. Risk Factors—Risks Related to Our Organizational Structure—We will not be reimbursed for any payments made to the TRA Parties under the Tax Receivable Agreement in the event that any tax benefits are disallowed” in our Annual Report.

Our obligations under the Tax Receivable Agreement will also apply with respect to any person who is issued LLC Units in the future and who becomes a party to the Tax Receivable Agreement.

We are a holding company with no operations of our own and our ability to make payments under the Tax Receivable Agreement will depend on the ability of Portillo’s OpCo to make distributions to us. Deterioration in the financial condition, earnings, or cash flow of Portillo’s OpCo and its subsidiaries for any reason could limit or impair their ability to pay such distributions. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments generally will be deferred and will accrue interest until paid. Nonpayment for a specified period, however, may constitute a breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement (unless, generally, such nonpayment is due to a lack of sufficient funds) which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.

We do not anticipate paying any dividends on our Class A common stock in the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our Class A common stock because we intend to use cash flow generated by operations to grow our business. Our Credit Facilities do not restrict our ability to pay cash dividends on our Class A common stock but they may restrict the ability of certain subsidiaries of Portillo’s OpCo to pay such cash dividends to Portillo’s OpCo. We may also enter into other credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our Class A common stock. As a result, you may not receive any return on an investment in our Class A common stock unless you sell our Class A common stock for a price greater than that which you paid for it. See “Dividend Policy” in the accompanying prospectus.

Our quarterly results of operations may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly results of operations may fluctuate due principally to seasonal factors and the timing of holidays. Accordingly, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year and same-restaurant sales for any particular future period may decrease. In addition, as we expand our number of restaurants in hot weather climates, the seasonality of our business may be amplified due to a portion of the population who lives elsewhere in the summer. Similarly, our plans to expand the number of restaurants in cold weather climate could be impacted by the population heading south for the summer. In the future, results of operations may fall below the expectations of securities analysts and investors. In that event, the price of our Class A common stock could be adversely impacted.

The market price and trading volume of our Class A common stock has been, and may in the future, be volatile, which could result in rapid and substantial losses for our stockholders, and you may lose all or part of your investment.

Shares of our Class A common stock sold in this offering may experience significant volatility on the Nasdaq. An active, liquid and orderly market for our Class A common stock may not be sustained, which could depress the trading price of our Class A common stock or cause it to be highly volatile or subject to wide fluctuations. The market price of our Class A common stock has fluctuated and may fluctuate or may decline significantly in the future and you could lose all or part of your investment. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Class A common stock include:

•	variations in our quarterly or annual results of operations;

•	changes in our earnings estimates (if provided) or differences between our actual results of operations and those expected by investors and analysts;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our Class A common stock;

•	additions or departures of key management personnel;

•	any increased indebtedness we may incur in the future;

•	any issuances of additional shares of Class A common stock in the future or additional “synthetic secondary” transactions;

•	announcements by us or others and developments affecting us;

•	actions by institutional stockholders;

•	litigation and governmental investigations;

•	legislative or regulatory changes;

•	judicial pronouncements interpreting laws and regulations;

•	changes in government programs;

•	changes in market valuations of similar companies;

•	restaurant or dining area closures or modified operating hours due to the COVID-19 pandemic;

•	reduced guest traffic due to illness, quarantine or government or self-imposed restrictions placed on our restaurants’ operations;

•

changes in consumer spending behaviors (e.g., continued practice of social distancing, decrease in consumer confidence in general macroeconomic conditions and a decrease in consumer discretionary spending);

•	speculation or reports by the press or investment community with respect to us or our industry in general;

•	announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments; and

•	general market, political and economic conditions, including local conditions in the markets in which we operate.

These broad market and industry factors may decrease the market price of our Class A common stock, regardless of our actual financial performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including recently. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

The future issuance of additional Class A common stock in connection with any equity plans, acquisitions or other sales of substantial amounts of our Class A common stock in the public markets will dilute all other stockholdings and could negatively affect the market price of our Class A common stock.

We may issue all these shares of Class A common stock without any action or approval by our stockholders, subject to certain exceptions. Any Class A common stock issued in connection with any equity incentive plan, the exercise of outstanding stock options, or otherwise, would dilute the percentage ownership held by the investors who purchase Class A common stock in this offering. Additionally, of our issued and outstanding shares, all the Class A common stock sold in this offering will be freely transferable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. Following the closing of this offering, approximately 31.02% of our Class A common stock on an as-converted basis, will be beneficially owned by funds managed by Berkshire, and can be resold into the public markets in the future in accordance with the requirements of Rule 144. See “Shares Eligible For Future Sale” in the accompanying prospectus.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These provisions include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of stockholder approval of any golden parachute payments not previously approved. We do not know if some investors will find our Class A common stock less attractive as a result of our decision to avail ourselves of certain of these exemptions. The result may be a less-active trading market for our Class A common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (b) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt securities in the preceding three-year period.

The exact implications of the JOBS Act are still subject to interpretations and guidance by the SEC and other regulatory agencies, and we cannot assure you that we will be able to take advantage of all of the benefits of the JOBS Act. In addition, investors may find our Class A common stock less attractive to the extent we rely on the exemptions and relief granted by the JOBS Act. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our stock price may decline or become more volatile.

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of 8,000,000 shares of Class A common stock in this offering will be $166,400,000 after deducting estimated underwriting discounts and commissions, but before deducting any estimated expenses payable by us in connection with this offering.

We intend to use all of the net proceeds from this offering to purchase or cancel, as the case may be, LLC Units or shares of Class A common stock, as applicable, of the selling stockholders in a “synthetic secondary” transaction, at a price per LLC Unit or share of Class A common stock, as applicable, equal to the public offering price less the underwriting discount and less any withholding taxes. As a result, Portillo’s OpCo will not receive any proceeds from this offering.

The underwriter also has an option to purchase up to an additional 1,200,000 shares of Class A common stock from us. We estimate that the net proceeds to us, if the underwriter exercises its right to purchase the maximum of additional shares of Class A common stock from us, will be $191,360,000 after deducting estimated underwriting discounts and commissions, but before deducting any estimated expenses payable by us in connection with this offering. We will use the additional net proceeds we receive pursuant to any exercise of the underwriter’s option to purchase additional LLC Units or shares of Class A common stock from the selling stockholders.

We estimate that the offering expenses will be approximately $750,000. All of such offering expenses will be paid for or otherwise borne by Portillo’s OpCo.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our Class A common stock as of the date hereof. Except where noted, this summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our Class A common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with other U.S. federal taxes or with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisors.

If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our Class A common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Class A common stock) in respect of shares of our Class A common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our Class A common stock, the excess will be treated as gain from the disposition of shares of our Class A common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”). Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion of FATCA below under “—Additional Withholding Requirements.” However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA), a 30% U.S. federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our Class A common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as the underwriter for this offering.

Under the terms and subject to the conditions contained in an underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the number of shares of Class A common stock set forth opposite its name below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	8,000,000

Total	8,000,000

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of Class A common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the Class A common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class A common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of Class A common stock subject to its acceptance of the shares of Class A common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of Class A common stock.

		Total
	Per Share	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$21.05	$168,400,000	$193,660,000
Underwriting discount	$0.25	$2,000,000	$2,300,000
Proceeds, before expenses, to us	$20.80	$166,400,000	$191,360,000

We estimate expenses payable by us in connection with this offering will be approximately $750,000. We have agreed to reimburse the underwriter for certain of its expenses in an amount up to $30,000.

Listing

Our common stock is listed on the Nasdaq under the trading symbol “PTLO.”

Stamp Taxes

If you purchase shares of Class A common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,200,000 shares of Class A common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

No Sales of Similar Securities

In connection with this offering, our executive officers and directors and the selling stockholders in this offering have agreed that, for a period of 30 days from the date of this prospectus supplement (the “lock-up period”), they will not, without the prior written consent of the underwriter, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for our common stock (including LLC Units and options for shares of our Class A common stock) subject to certain exceptions noted below.

During the lock-up period, we and our officers, directors and certain Pre-IPO LLC Members and Reorganization Parties have agreed not to directly or indirectly, without the prior written consent of the underwriter:

•

sell or offer to sell any shares of Class A common stock or Related Securities, in each case currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act), or

•

enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares of Class A common stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise, or

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

•	publicly announce an intention to do any of the foregoing.

The foregoing lock-up restrictions will not apply to the registration of the offer and sale of shares of Class A common stock, the sale of shares of Class A common stock to the underwriter, the sale of the stockholder’s LLC Units, shares of Class A common stock or other Related Securities to us or any of our subsidiaries in connection with the purchase of LLC Units from the stockholder by us or any of our subsidiaries with the net proceeds of this offering, and any exchange, transfer or sale as contemplated by this prospectus supplement. In addition, the foregoing lock-up restrictions shall not apply to the transfer of shares of Class A common stock or Related Securities:

•	by gift or for bona fide estate planning purposes;

•	by will or intestate succession;

•

to a family member or to a trust whose beneficiaries consist exclusively of one or more of the signatory and/or a family member, or if the signatory is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

•

to a partnership, limited liability company or other entity of which a signatory or the immediate family of the signatory are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

•	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the first four bullet points above;

•

if the signatory is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the signatory, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the signatory or affiliates of the signatory (including, for the avoidance of doubt, where the signatory is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, partners or shareholders of the signatory;

•	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

•

to the Company from an employee of the Company upon death, disability or termination of employment or other service relationship with the Company or the signatory’s failure to meet certain conditions set out upon receipt of such securities, in each case, of such employee;

•	as part of a sale of shares of Class A common stock or Related Securities acquired in open market transactions after the completion of this offering;

•	pursuant to an order of a court or regulatory agency having jurisdiction over the signatory;

•

in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Class A common stock or Related Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights; provided that any such shares of Class A common stock received upon such exercise, vesting or settlement shall be subject to the terms of this letter agreement; and provided further that any such restricted stock units, options, warrants or rights are held by the signatory pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement;

•

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the signatory’s shares of Class A common stock and Related Securities shall remain subject to the provisions of the lock-up agreement; or

•

(i) the establishment of trading plans pursuant to Rule 10b5-1 (“10b5-1 Plan”) under the Exchange Act for the transfer of shares of Class A common stock or Related Securities; provided that (1) such plans do not provide for the transfer of such shares of Class A common stock or Related Securities during the lock-up period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such 10b5-1 Plan; and (ii) the transfer of Class A common stock or Related Securities pursuant to a 10b5-1 Plan established before the date of the lock-up agreement, and the filings required to be made under the Exchange Act in connection therewith; provided that any filings required to be made under the Exchange Act in connection with this clause (ii) shall include an explanatory footnote stating that the transfer was made pursuant to a 10b5-1 Plan.

provided, that in the case of any transfer pursuant to the first through seventh bullets above, such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver a written agreement accepting the restrictions set forth in the preceding paragraph; provided further that in the case of any transfer pursuant to the first, and third through eleventh bullets above, it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Class A common stock or Related Securities in connection with such transfer or distribution shall be legally required during the lock-up period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses, including acting as underwriter for our securities offerings.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, certain of the underwriter and/or its affiliates are lenders under our credit agreement.

Selling Restrictions

Canada

Resale Restrictions

The distribution of the shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these shares are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares.

Representations of Canadian Purchasers

By purchasing shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

(a)

the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

(b)	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

(c)	where required by law, the purchaser is purchasing as principal and not as agent, and

(d)	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these shares in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the share in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

(a)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c)	a person associated with the Company under Section 708(12) of the Corporations Act; or

(d)	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No shares have been offered or sold, and no shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that he is aware of the restriction on offers of the shares described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any shares in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.	where no consideration is or will be given for the transfer;

iii.	where the transfer is by operation of law;

iv.	as specified in Section 276(7) of the SFA; or

v.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.portillos.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus supplement.

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our annual report on Form 10-K for the fiscal year ended December 25, 2022, filed with the SEC on March 2, 2023 (our “Annual Report”);

•	our current report on Form 8-K filed with the SEC on February 6, 2023; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 21, 2021, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement, the accompanying prospectus or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:

Portillo’s Inc.

2001 Spring Road, Suite 400

Oak Brook, Illinois 60523

(630) 954-3773

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, has passed upon the validity of the Class A common stock offered hereby on behalf of us. Certain legal matters will be passed upon on behalf of the underwriter by Latham  & Watkins LLP.

EXPERTS

The financial statements of Portillo’s Inc., incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Portillo’s Inc.

Class A Common Stock

Preferred Stock

We may offer and sell, from time to time in one or more offerings, shares of our Class A common stock, par value $0.01 (the “Class A common stock”) and preferred stock in amounts, at prices and on terms determined at the time of offering. This prospectus describes some of the general terms of these securities and the general manner in which these securities will be offered. Each time securities are offered pursuant to this prospectus, we will file a prospectus supplement and attach it to this prospectus. We also may provide investors with a free writing prospectus. The prospectus supplement or any free writing prospectus will contain more specific information about the offering and, if applicable, prices and terms of the securities. Such supplements or free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities.

In addition, the selling stockholders to be named in a supplement to this prospectus may from time to time offer or sell one or more of the securities registered herein. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. We will not receive any proceeds from the sale of securities by the selling stockholders.

This prospectus may not be used to offer and sell shares of our securities unless accompanied by a prospectus supplement or a free writing prospectus.

The securities may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices and varying prices determined at the times of sale or negotiated prices. The securities offered by this prospectus and the accompanying prospectus supplement or free writing prospectus may be offered by us or the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our Class A common stock is listed on Nasdaq Global Select Market (“Nasdaq”) under the symbol “PTLO.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. On November 11, 2022, the last reported sale price of our Class A common stock was $25.41 per share.

We are a holding company and our principal asset is a controlling equity interest in PHD Group Holdings LLC. We are the sole managing member of PHD Group Holdings LLC. We operate and control all of the business and affairs of PHD Group Holdings LLC and, through PHD Group Holdings LLC and its subsidiaries, conduct our business.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” below on page 6, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we or the selling stockholders to be named in a prospectus supplement or free writing prospectus may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of our securities that we may offer. To the extent required by applicable law, each time we or the selling stockholders sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of our securities being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference,” and any free writing prospectus that we prepare and distribute.

Neither we nor the selling stockholders or any of their respective affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholders. We and the selling stockholders may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of Portillo’s may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. Many of the forward-looking statements are located in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	our financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic or future pandemics or disease outbreaks;

•	we are vulnerable to changes in economic conditions, costs of food and consumer preferences;

•	we may be unsuccessful in opening new restaurants or establishing new markets and our new restaurants may not perform as well as anticipated, may not be profitable or may close;

•	our plans to open new restaurants, and the ongoing need for capital expenditures at our existing restaurants, require us to spend capital;

•	our same-restaurant sales may be lower than we expect in future periods;

•

our marketing programs and any limited time or seasonal offerings may not be successful and could fail to meet expectations, and our new menu items, advertising campaigns, heavy reliance on social media and restaurant designs and remodels may not generate increased sales or profits;

•	incidents involving food-borne illness and food safety, including food tampering or contamination could adversely affect our brand perception, business, financial condition and results of operations;

•	labor shortages or increased labor costs could have a material adverse effect;

•	our level of indebtedness could have a material adverse effect on our business and limit our ability to plan for or respond to changes in our business;

•	inflation of all commodity prices, including increases in food and other operating costs, tariffs and import taxes, and supply shortages;

•	we may be unable to generate sufficient cash flow to satisfy our debt service obligations or experience a downgrade in our credit ratings, which would have a material adverse effect on our business;

•	the interests of Berkshire may conflict with our interests or the interests of the holders of our Class A common stock in the future;

•

we are a holding company and our principal asset is our ownership of LLC Units in Portillo’s OpCo, and we are accordingly dependent upon distributions from Portillo’s OpCo to pay dividends, if any, and taxes, make payments under the Tax Receivable Agreement and pay other expenses;

•

our organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the TRA Parties that will not benefit holders of our Class A common stock to the same extent that it will benefit the TRA Parties;

•	our use of proceeds from offerings of our securities under this prospectus; and

•	other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. For further information about these and other risks and uncertainties as well as strategic initiatives, see “Risk Factors” in our most recent annual report on Form 10-K and subsequent reports filed by us with the SEC, including on Form 8-K.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date hereof, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BASIS OF PRESENTATION

As used in this prospectus, unless otherwise noted or the context requires otherwise:

•	“Amended LLC Agreement” refers to the limited liability company agreement of Portillo’s OpCo.

•	“Berkshire” refers to Berkshire Partners LLC, a private equity firm.

•

“Blocker Companies” refers to entities treated as corporations for U.S. tax purposes that held LLC Units prior to the Reorganization Transactions (as defined herein) (individually, each a “Blocker Company”).

•

“Continuing Pre-IPO LLC Members” refers to the Pre-IPO LLC Members who retained their equity ownership in Portillo’s OpCo in the form of LLC Units immediately following the consummation of the Reorganization Transactions.

•	“Pre-IPO LLC Members” refers to the pre-IPO owners that directly (or indirectly through a Blocker Company) held LLC Units immediately prior to the consummation of the Reorganization Transactions.

•

“Portillo’s,” the “Company,” “our company,” “we,” “us” and “our” refer (i) prior to the consummation of the Reorganization Transactions, including our initial public offering (the “IPO”) which was completed on October 25, 2021, to Portillo’s OpCo and its subsidiaries and (ii) after the Reorganization Transactions, including the IPO, to Portillo’s Inc., Portillo’s OpCo and their subsidiaries.

•	“Portillo’s OpCo” refers to PHD Group Holdings LLC, a Delaware limited liability company, and, following the Reorganization Transactions, including the IPO, a subsidiary of Portillo’s Inc.

•	“Reorganization Parties” refers to the shareholders of the Blocker Companies, including affiliates of Berkshire.

•	“Reorganization Transactions” refers to the organizational transactions and the IPO, and the application of the net proceeds therefrom.

•	“Sponsor” refers to Berkshire.

•	“Tax Receivable Agreement” refers to the tax receivable agreement entered into with the TRA Parties.

•	“TRA Parties” refers to, collectively, the Continuing Pre-IPO LLC Members, the Reorganization Parties, and any future party to the Tax Receivable Agreement.

TRADEMARKS

We own or have the rights to use various trademarks, trade names and service marks, including “Portillo’s” and various logos used in association with our name. Solely for convenience, any trademarks, trade names, service marks or copyrights referred to or used herein are listed without the applicable ©, ® or ™ symbol, but such references or uses are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent under applicable law, our or their, as applicable, rights to these trademarks, trade names, service marks and copyrights. Other trademarks, trade names, service marks or copyrights of any other company appearing in this prospectus are, to our knowledge, the property of their respective owners.

THE COMPANY

Portillo’s serves iconic Chicago street food through high-energy, multichannel restaurants designed to ignite the senses and create a memorable dining experience. Since our founding in 1963 in a small trailer which Dick Portillo called “The Dog House,” Portillo’s has grown to become a treasured brand with a passionate (some might say obsessed) nationwide following. Our diverse menu features all-American favorites such as Chicago-style hot dogs and sausages, Italian beef sandwiches, chopped salads, burgers, crinkle-cut french fries, homemade chocolate cake and milkshakes. We create a consumer experience like no other by combining the best attributes of fast casual and quick service concepts with an exciting energy-filled atmosphere and restaurant model capable of generating tremendous volumes.

Portillo’s Inc. was incorporated in Delaware on June 8, 2021. Our principal executive offices are located at 2001 Spring Road, Suite 400, Oak Brook, IL 60523, and our telephone number is (630) 954-3773. Our corporate website address is www.portillos.com. Our corporate website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” in our most recent annual report on Form 10-K and any updates to those risk factors or new risk factors contained in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement. We will not receive any proceeds from any sale of our securities by any selling stockholders.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information applies only to offers and sales of securities prior to filing of the Company’s annual report on Form 10-K for the fiscal year ended December 25, 2022.

We have derived the unaudited consolidated pro forma statement of operations for the year ended December 26, 2021 set forth below by the application of pro forma adjustments to the audited consolidated financial statements of Portillo’s Inc. and its subsidiaries included in our Annual Report, which is incorporated by reference herein. We have derived the unaudited consolidated pro forma statement of operations for the three quarters ended September 25, 2022 set forth below by the application of pro forma adjustments to the unaudited consolidated financial statements of Portillo’s Inc. and its subsidiaries included in our quarterly report on Form 10-Q for the quarterly period ended September 25, 2022, filed with the SEC on November 3, 2022 (the “2022 Q3 Quarterly Report”), which is incorporated by reference herein.

The following unaudited pro forma consolidated statement of operations for the year ended December 26, 2021 give effect to the pro forma adjustments related to (i) the IPO and the Reorganization Transactions, which we refer to as the “IPO and Reorganization Transactions,” (ii) the offering and sale of 8,066,458 shares of Class A common stock at an offering price of $23.75 per share and the application of the net proceeds from such offering, which we refer to as the “August Secondary Offering” and (iii) the hypothetical offering and sale of 8,000,000 shares of Class A common stock (excluding shares issuable upon exercise of the underwriters’ option to purchase additional shares, if any) at an assumed offering price of $21.03 per share (which was the last sale price of our Class A common stock as reported on Nasdaq as of September 23, 2022) and the application of the net proceeds from such offering, which we refer to as the “Assumed Secondary Offering,” as if all such transactions had been completed as of December 28, 2020. We refer to the August Secondary Offering and the Assumed Secondary Offering collectively as the “Secondary Transactions.” The unaudited pro forma consolidated statement of operations for the three quarters ended September 25, 2022 presents our consolidated results of income to give pro forma effect to the Secondary Transactions, as if all such transactions had been completed as of December 27, 2021.

The unaudited pro forma balance sheet as of September 25, 2022 presents our financial position to give pro forma effect to the Assumed Secondary Offering, as if it had occurred on September 25, 2022.

The unaudited pro forma financial information has been prepared by our management and is based on Portillo’s Inc. historical financial statements and the assumptions and adjustments described in the notes to the unaudited pro forma financial information below. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.

We based the pro forma adjustments on available information and on assumptions that we believe are reasonable under the circumstances in order to reflect, on a pro forma basis, the impact of the relevant transactions on the historical financial information of Portillo’s. See the notes to unaudited pro forma financial information below for a discussion of assumptions made. The unaudited pro forma financial information does not purport to be indicative of our results of operations or financial position had the relevant transactions occurred on the dates assumed and does not project our results of operations or financial position for any future period or date. In particular, any unaudited pro forma consolidated financial information prepared in connection with any offering occurring after the date of this prospectus may vary from the unaudited pro forma consolidated financial information presented herein as result of any differences in the characteristics of such subsequent offering from the Assumed Secondary Offering, including, but not limited to, the number of shares of our Class A common stock sold in such subsequent offering, the offering price of the shares sold in such subsequent offering and the net proceeds from any such subsequent offering.

The IPO and Reorganization Transactions adjustments are described in the notes to the unaudited pro forma consolidated financial information and primarily include:

•	adjustments for the IPO and Reorganization Transactions, the entry into the Amended LLC Agreement and the entry into the Tax Receivable Agreement;

•

the issuance of shares of our Class A common stock to the purchasers in the IPO and Reorganization Transactions in exchange for net proceeds of approximately $437.1 million, after deducting underwriting discounts and commissions but before offering expenses (including exercise of the underwriters’ option to purchase additional shares);

•

the application by Portillo’s Inc. of the net proceeds from the IPO and Reorganization Transactions to acquire newly issued LLC Units from Portillo’s OpCo at a purchase price per LLC Unit equal to the initial public offering price of Class A common stock, net of underwriting discounts and commissions;

•

the application by Portillo’s OpCo of a portion of the proceeds of the sale of LLC Units to Portillo’s Inc. to repay the redeemable preferred units in full (including the redemption premium) and to repay all of the borrowings outstanding under the Second Lien Credit Agreement (including prepayment penalties), in each case, in the IPO and Reorganization Transactions;

•	a provision for federal, state and local income taxes of Portillo’s Inc. as a taxable corporation; and

•	the allocation of net income between non-controlling and Portillo’s Inc. based on Portillo’s Inc.’s 50.1% ownership of Portillo’s OpCo following the IPO and Reorganization Transactions.

The Secondary Transactions adjustments are described in the notes to the unaudited pro forma consolidated financial information and primarily include:

•

the offering and issuance of shares of 8,066,458 shares of Class A common stock in exchange for net proceeds of $183.4 million based on a public offering price of $23.75 per share, after deducting underwriting discounts and commissions but before offering expenses, in the August Secondary Offering;

•

the hypothetical offering and issuance of shares of 8,000,000 shares of Class A common stock (excluding shares issuable upon exercise of the underwriters’ option to purchase additional shares, if any) in exchange for net proceeds of approximately $162.4 million, assuming an offering price of $21.03 per share, the last reported share price of our Class A common stock on Nasdaq on September 23, 2022, the last day of our fiscal third quarter, after deducting underwriting discounts and commissions but before offering expenses, in the Assumed Secondary Offering;

•

the application by Portillo’s Inc. of the assumed proceeds from the Assumed Secondary Offering to acquire newly issued LLC Units from Portillo’s OpCo at a purchase price per LLC Unit equal to the assumed offering price of Class A common stock, net of underwriting discounts and commissions;

•

the application by Portillo’s OpCo of the assumed proceeds of the sale of LLC Units to Portillo’s Inc. to purchase shares of Class A common stock, after deducting underwriting discounts and commissions, in the Assumed Secondary Offering to purchase LLC Units from certain Continuing Pre-IPO LLC Members and to purchase shares of Class A common stock from the Reorganization Parties;

•

the application by Portillo’s OpCo of a portion of the proceeds of the sale of LLC Units to Portillo’s Inc., as well as cash on hand, to pay fees and expenses, including underwriting discounts and commissions, of approximately $7.0 million in connection with the Assumed Secondary Offering;

•

the adjustment to the Tax Receivable Agreement liability and related deferred income taxes for the increase in expected tax benefits to be realized from the exchange of common units for a corresponding number of shares of Class A common stock in connection with the Assumed Secondary Offering;

•	adjustments to the provision for income taxes and deferred income taxes reflecting the increased ownership of Portillo’s OpCo by Portillo’s Inc. due to the Secondary Transactions; and

•	the allocation of net income between non-controlling interests and Portillo’s Inc. reflecting the increased ownership of Portillo’s OpCo by Portillo’s Inc. due to the Secondary Transactions.

The unaudited pro forma consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred if the IPO and Reorganization Transactions or the due to the Secondary Transactions adjustments had been completed as of the dates set forth above, nor is it indicative of our future results. Additionally, the unaudited pro forma consolidated financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies, or cost savings that may result.

UNAUDITED PRO FORMA CONSOLIDATED

STATEMENT OF OPERATIONS

	For the Year Ended December 26, 2021
	Portillo’s Inc	IPO and Reorganization Transactions		As Adjusted Before August Secondary Offering	Secondary Transactions	Pro Forma Portillo’s Inc.
	(in thousands, except per share data)
REVENUES, NET	$534,952	$—		$534,952	$—	$534,952

COST AND EXPENSES:
Restaurant operating expenses:
Cost of goods sold, excluding depreciation and amortization	166,764	—		166,764	—	166,764
Labor	138,788	1,348	(8)	140,136	—	140,136
Occupancy	28,060	—		28,060	—	28,060
Other operating expenses	59,258	—		59,258	—	59,258

Total restaurant operating expenses	392,870	1,348		394,218	—	394,218

General and administrative expenses	87,089	5,950	(8)	93,039	—	93,039
Pre-opening expenses	3,565	—		3,565	—	3,565
Depreciation and amortization	23,312	—		23,312	—	23,312
Net income attributable to equity method investment	(797)	—		(797)	—	(797)
Other income, net	(1,099)	—		(1,099)	—	(1,099)

OPERATING INCOME	30,012	(7,298)		22,714	—	22,714
Interest expense	39,694	(15,084	)(6)	24,610	—	24,610
Loss on debt extinguishment	7,265	—		7,265	—	7,265

INCOME (LOSS) BEFORE INCOME TAXES	(16,947)	7,786		(9,161)	—	(9,161)
Income tax (benefit) expense	(3,531)	4,492	(1)	961	504 (3)	1,465

NET (LOSS) INCOME	(13,416)	3,294		(10,122)	(504)	(10,626)
Less: Redeemable preferred units accretion	(21,176)	21,176	(7)	—	—	—

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON HOLDERS	(34,592)	24,470		(10,122)	(504)	(10,626)
Net (loss) income attributable to non-controlling interests	(19,408)	14,836	(2)	(4,572)	1,521 (4)	(3,051)

NET (LOSS) INCOME ATTRIBUTABLE TO PORTILLO’S INC.	$(15,184)	$9,634		$(5,550)	$(2,025)	$(7,575)

Earnings per share:
Weighted-average shares outstanding:
Basic	35,807,171					47,643,330	(5)
Diluted	35,807,171					47,643,330	(5)

Earnings per share:
Basic	$(0.42)					$(0.16	)(5)
Diluted	$(0.42)					$(0.16	)(5)

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONSOLIDATED

STATEMENT OF OPERATIONS

	For the Three Quarters Ended September 25, 2022
	Portillo’s Inc	Secondary Transactions		Pro Forma Portillo’s Inc.
	(in thousands, except per share data)
REVENUES, NET	$436,226	$—		$436,226

COST AND EXPENSES:
Restaurant operating expenses:
Cost of goods sold, excluding depreciation and amortization	151,414	—		151,414
Labor	114,352	—		114,352
Occupancy	22,778	—		22,778
Other operating expenses	47,225	—		47,225

Total restaurant operating expenses	335,769	—		335,769

General and administrative expenses	49,185	—		49,185
Pre-opening expenses	1,770	—		1,770
Depreciation and amortization	15,803	—		15,803
Net income attributable to equity method investment	(807)	—		(807)
Other income, net	(333)	—		(333)

OPERATING INCOME	34,839	—		34,839
Interest expense	19,286	—		19,286
Tax Receivable Agreement liability adjustment	(2,462)	—		(2,462)

INCOME BEFORE INCOME TAXES	18,015	—		18,015
Income tax expense	3,511	1,584	(3)	5,095

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON HOLDERS	14,504	(1,584)		12,920
Net income (loss) attributable to non-controlling interests	7,607	(2,436	)(4)	5,171

NET INCOME ATTRIBUTABLE TO PORTILLO’S INC.	$6,897	$852		$7,749

Earnings per share:
Weighted-average shares outstanding:
Basic	36,899,208			47,847,916	(5)
Diluted	40,785,766			51,734,474	(5)

Earnings per share of common stock:
Basic	$0.19			$0.16	(5)
Diluted	$0.17			$0.15	(5)

See accompanying notes to unaudited pro forma financial information.

Notes to Unaudited Pro Forma Statement of Operations

(Year Ended December 26, 2021 and Three Quarters ended September 25, 2022)

(1) Portillo’s Inc. is subject to U.S. federal income taxes, in addition to state and local taxes, with respect to its allocable share of any net taxable income of Portillo’s OpCo. The adjustment of $4.5 million to the income tax expense resulting from the IPO and Reorganization Transactions reflects our statutory tax rate of 27.9% applied to Portillo’s Inc.’s economic interest of 50.1% of Portillo’s OpCo following the IPO and Reorganization Transactions further applied to the portion of net income of Portillo’s OpCo that relates to pass-through entities whose income has not been previously subject to income tax expense for the period between December 28, 2020 and the date of the Company’s IPO.

(2) Following the consummation of the IPO and Reorganization Transactions, Portillo’s Inc. became the sole managing member of Portillo’s OpCo, and as sole managing member, the Company operates and controls all of the business and affairs of Portillo’s OpCo. As a result, Portillo’s Inc. consolidates the financial results of Portillo’s OpCo and reports a non-controlling interest representing the economic interest in Portillo’s OpCo held by the other members of Portillo’s OpCo. Following the IPO and Reorganization Transactions, we held approximately 50.1% of Portillo’s OpCo’s outstanding LLC Units, and the remaining LLC Units of Portillo’s OpCo would be held by the Continuing Pre-IPO LLC Members. Immediately following the IPO and Reorganization Transactions, the ownership percentage held by the noncontrolling interest was approximately 49.9%. Net income attributable to the noncontrolling interest represents approximately 49.9% of net income.

(3) Portillo’s Inc. is subject to U.S. federal income taxes, in addition to state and local taxes, with respect to its allocable share of any net taxable income of Portillo’s OpCo. For the year ended December 26, 2021 and the three quarters ended September 25, 2022, the pro forma adjustment of $0.5 million and $1.6 million, respectively, to the income tax expense resulting from the Secondary Transactions reflects our statutory tax rate of 27.9% applied to the additional economic interest in Portillo’s OpCo obtained in the Secondary Transactions applied to the portion of net income of Portillo’s OpCo that relates to pass-through entities whose income has not been previously subject to income tax expense.

(4) Following the Secondary Transactions, based on a weighted-average, we held approximately 66.7% of Portillo’s OpCo’s outstanding LLC Units, and the remaining LLC Units of Portillo’s OpCo are held by the Continuing Pre-IPO LLC Members. Immediately following the Secondary Transactions, based on a weighted-average, the ownership percentage held by the noncontrolling interest was approximately 33.3%. The pro forma adjustment reflects the reduction in the allocation of Portillo’s OpCo net income to the non-controlling interests. The weighted average ownership percentages for the applicable reporting periods are used to attribute net income to Portillo’s Inc. and the pre-IPO LLC Members.

(5) Pro forma basic net income per share of Class A common stock is computed by dividing the pro forma net income available to Class A common stockholders by the pro forma weighted-average shares of Class A common stock outstanding during the period. Pro forma diluted net income per share of Class A common stock is computed by dividing the pro forma net income available to Class A common stockholders by the pro forma weighted-average shares of Class A common stock outstanding to give effect to potentially dilutive securities.

	Year Ended December 26, 2021	Three Quarters Ended September 25, 2022
	(in thousands)
Pro Forma loss per share of Class A common stock
Numerator:
Pro forma net income (loss) attributable to the Issuer’s Class A common stockholders (basic and diluted)	$(7,575)	$7,749

Denominator:
Pro forma weighted average of shares of Class A common stock common stock outstanding (basic)	47,643,330	47,847,916
Pro forma weighted average of shares of Class A common stock common stock outstanding (diluted)	47,643,330	51,734,474
Pro forma basic earnings (loss) per share	$(0.16)	$0.16
Pro forma diluted earnings (loss) per share	$(0.16)	$0.15

Pro forma net income per share of Class B common stock is not presented because Class B common stock is not entitled to economic interests in Portillo’s Inc.

(6) Portillo’s OpCo used a portion of the proceeds from the issuance of LLC Units to Portillo’s Inc. in connection with the IPO and Reorganization Transactions to repay its Second Lien Term B-3 Loans. Our unpaid balance of our indebtedness on the Second Lien Term B-3 Loans, including unamortized debt discount and deferred issuance costs was $149.7 million bearing an effective interest at a rate of 11.83% as of December 28, 2020. We incurred a loss on extinguishment of debt of $8.4 million, consisting of $3.1 million for prepayment penalties and $5.3 million for the write-off of debt discount and deferred issuance costs. As such, interest expense will be reduced by $15.1 million as a result of the lower borrowings outstanding for the year ended December 26, 2021.

(7) Portillo’s OpCo used a portion of the proceeds from the issuance of LLC Units to Portillo’s Inc. in connection with the IPO to repay its redeemable preferred units in its entirety. As such, we have eliminated the preferred unit accretion for the year ended December 26, 2021.

(8) This adjustment represents the increase in compensation expense we would incur if the 1,794,195 performance stock options and 882,875 restricted stock units granted to certain employees and directors in connection with the IPO were granted on December 28, 2020 instead of on October 21, 2021 in connection with the IPO. This amount was calculated assuming the performance stock options and restricted stock units were granted on December 28, 2020 with the performance stock options having an exercise price equal to $20.00 per share, the initial public offering price of the shares of Class A common stock issued and sold in our IPO. The grant date fair values of the stock options were determined using a Monte Carlo simulation model.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET (AS OF SEPTEMBER 25, 2022)

	Portillo’s Inc	Assumed Secondary Offering			Pro Forma Portillo’s Inc.
	(in thousands, except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents and restricted cash	$46,722	$(1,100)	(1)		$45,622
Accounts receivable	8,110	—			8,110
Inventory	5,934	—			5,934
Prepaid expenses	4,170	—			4,170

Total current assets	64,936	(1,100)			63,836

Property and equipment, net	211,741	—			211,741

OTHER ASSETS:
Goodwill	394,298	—			394,298
Trade names	223,925	—			223,925
Other intangible assets, net	33,478	—			33,478
Equity method investment	16,245	—			16,245
Deferred tax assets	115,202	39,846	(2	)(4)	155,048
Other assets	4,247	—			4,247

Total other assets	787,395	39,846			827,241

TOTAL ASSETS	$1,064,072	$38,746			$1,102,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$27,442	—			$27,442
Current portion of long-term debt	3,324	—			3,324
Current deferred revenue	4,033	—			4,033
Accrued expenses	23,264	—			23,264

Total current liabilities	58,063	—			58,063
LONG-TERM LIABILITIES:
Long-term debt, net	315,288	—			315,288
Deferred rent	37,564	—			37,564
Tax receivable agreement liability	205,287	46,017	(4)		251,304
Other long-term liabilities	3,745	—			3,745

Total long-term liabilities	561,884	46,017			607,901

Total liabilities	619,947	46,017			665,964

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, 0 issued and outstanding on a pro forma basis	—	—			—
Class A common stock, $0.01 par value per share, 380,000,000 shares authorized, and 48,118,623 shares issued and outstanding on a pro forma basis	421	59	(6)		480
Class B common stock, $0.00001 par value per share, 50,000,000 shares authorized, 23,837,162 shares issued and outstanding on a pro forma basis	—	—			—
Additional paid-in-capital	232,031	37,162	(7)		269,193
Accumulated deficit	(9,053)	(1,100)	(3	)(8)	(10,153)

Total stockholders’ equity attributable to Portillo’s Inc.	223,399	36,121			259,520
Non-controlling interest	220,726	(43,392)	(5)		177,334

Total stockholders’ equity	444,125	(7,271)			436,854

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,064,072	$38,746			$1,102,818

See accompanying notes to unaudited pro forma financial information.

Notes to Unaudited Pro Forma Consolidated Balance Sheet (as of September 25, 2022)

(1) Reflects the receipt of proceeds from the Assumed Secondary Offering of $162.4 million, based on the sale of 8,000,000 shares of Class A common stock at a public offering price of $21.03 per share of common stock, which is the last reported share price of our Class A common stock on Nasdaq on September 23, 2022, the last day of our fiscal third quarter, excluding the exercise by the underwriters of their option to purchase additional shares of common stock, after deducting underwriting discounts and commissions.

The proceeds from Assumed Secondary Offering were used for the following (in thousands):

Gross proceeds from Assumed Secondary Offering	$168,240
Payments of underwriting discounts and commissions	(5,888)

Net cash proceeds received	162,352
Payment of non-underwriting offering costs	(1,100)
Payment for purchase of LLC Units or shares of Class A common stock	(162,352)

Assumed Secondary Offering use of cash on hand	$(1,100)

(2) We are subject to U.S. federal, state and local income taxes and will file income tax returns for U.S. federal and certain state and local jurisdictions. This adjustment reflects the recognition of deferred taxes in connection with the Reorganization Transaction assuming the federal rates currently in effect and the highest statutory rates apportioned to each state and local jurisdiction.

We have recorded a pro forma deferred tax asset adjustment of $39.8 million (assuming that the underwriters do not exercise their option to purchase additional shares of Class A common stock).

(3) We estimate $1.1 million of additional offering costs will have been incurred in connection with the Assumed Secondary Offering. Offering costs will be expensed as incurred.

(4) In connection with the IPO and Reorganization Transactions, we became a party to a Tax Receivable Agreement with the TRA Parties. Under the Tax Receivable Agreement, we generally will be required to pay 85% of the applicable cash savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of (i) our allocable share of existing tax basis in depreciable or amortizable assets relating to LLC Units acquired in the IPO, (ii) certain favorable tax attributes we acquired from the Blocker Companies in the Mergers, (iii) increases in our allocable share of then existing tax basis in depreciable or amortizable assets, and adjustments to the tax basis of the tangible and intangible assets, of Portillo’s OpCo and its subsidiaries, as a result of (x) sales or exchanges of interests in Portillo’s OpCo in connection with the IPO and (y) subsequent redemptions or exchanges of LLC Units by Continuing Pre-IPO LLC Members for cash or Class A common stock, including in connection with this offering, and (iv) certain other tax benefits related to entering into the Tax Receivable Agreement, including payments made under the Tax Receivable Agreement.

The net deferred tax asset adjustment of $39.8 million, resulting from the Assumed Secondary Offering, and the $46.0 million adjustment related to the Tax Receivable Agreement liability are assuming: (i) only exchanges associated with the Assumed Secondary Offering, (ii) a share price equal to $21.03, which is the last reported share price of our Class A common stock on Nasdaq on September 23, 2022, the last day of our fiscal third quarter, (iii) an estimated statutory tax rate of 27.9%, (iv) we will have sufficient taxable income to fully utilize the tax benefits, (v) no material changes in tax law and (vi) future Tax Receivable Agreement payments.

The net impact of the adjustments to net deferred taxes and the Tax Receivable Agreement liability of $6.2 million has been recorded as a decrease to additional paid-in capital, as these adjustments arise from equity transactions of the Company.

If all of the Continuing Pre-IPO LLC Members were to exchange their Portillo’s OpCo units, we would recognize a total liability of approximately $437.4 million, which would be inclusive of the existing tax receivable liability and the incremental liability associated with the exchange of the Continuing Pre-IPO LLC Members, assuming (i) that the Continuing Pre-IPO LLC Members exchanged all of their Portillo’s OpCo units immediately after the completion of the Assumed Secondary Offering at a public offering price of $21.03 per share, which is the last reported share price of our Class A common stock on Nasdaq on September 23, 2022, the last day of our fiscal third quarter (ii) no material changes in relevant tax law, (iii) that we have sufficient taxable income in each year to realize on a current basis the increased depreciation, amortization and other tax benefits that are the subject of the Tax Receivable Agreement and (iv) the underwriters’ option to purchase additional shares of Class A common stock was not exercised.

These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that we will recognize will differ based on, among other things, the timing of the exchanges, the price of shares of our Class A common stock at the time of the exchange and the tax rates then in effect.

(5) Assuming completion of the Assumed Secondary Offering as of September 25, 2022 (and no exercise of the underwriters’ option to purchase additional shares of Class A common stock, if any), we would have held 48,118,623 LLC Units in Portillo’s Opco, constituting 66.9% of the outstanding economic interests in Portillo’s OpCo.

The following table is a reconciliation of the Assumed Secondary Offering adjustments impacting non-controlling interest (in thousands):

Gross proceeds from the Assumed Secondary Offering	$168,240
Payments of underwriting discounts and commissions	(5,888)
Payment of non-underwriting offering costs	(1,100)

Net cash proceeds received	161,252
Payment for purchase of LLC Units or shares of Class A common stock	(162,352)

Total	(1,100)
Non-controlling interest percentage	33.1%

Non-controlling interest	$(364)

Change in non-controlling interest due to change in ownership adjustment	43,756

Non-controlling interest adjustment	$43,392

(6) The following table is a reconciliation of the Assumed Secondary Offering adjustments impacting Class A common stock:

Based on the sale of 8,000,000 shares of Class A common stock at a public offering price of $21.03 per share of common stock, which is the last reported share price of our Class A common stock on Nasdaq on September 23, 2022, the last day of our fiscal third quarter	8,000,000
Reorganization Parties shares sold	(2,106,400)

Total shares	5,893,600
$0.01 par value	$0.01

Class A common stock, par value (in thousands)	$59

(7) Represents an adjustment to stockholders’ equity reflecting (i) par value of $0.01 for Class A common stock and $0.00001 for Class B common stock to be outstanding following the Assumed Secondary Offering and (ii) an increase of $43.4 million to allocate a portion of Portillo’s Inc.’s equity to the non-controlling interests, which is calculated as approximately 33.1% of total Stockholders’ equity as of September 25, 2022, as described in Note 5. The reconciliations below assume that the underwriters’ option to purchase additional shares of Class A common stock was not exercised.

The following table is a reconciliation of the Assumed Secondary Offering adjustments impacting additional paid-in-capital (in thousands):

Gross proceeds from the Assumed Secondary Offering	$168,240
Payments of underwriting discounts and commissions	(5,888)
Payment for purchase of shares of Class A common stock	(162,352)
Net adjustment from recognition of deferred tax asset and tax receivable liabilities described in Note 2 and 4	(6,171)
Adjustment for non-controlling interests as described in Note 5	43,392
Par value of Class A common stock as described in Note 6	(59)

Total	$37,162

(8) The following table is a reconciliation of the Assumed Secondary Offering adjustments impacting retained earnings (accumulated deficit) (in thousands):

Payment for offering costs	$1,100

Total	$1,100

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. Under “Description of Capital Stock,” “we,” “us,” “our” and “our company” refer to Portillo’s Inc.

General

Our authorized capital stock consists of 380,000,000 shares of Class A common stock, par value $0.01 per share, 50,000,000 shares of Class B common stock, par value $0.00001, and 10,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors (our “Board”) determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common stock

Class A Common Stock

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

All shares of our Class A common stock that will be outstanding at the time of the completion of any offering will be fully paid and non-assessable. The Class A common stock will not be subject to further calls or assessments by us. The rights, powers and privileges of our Class A common stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

Each share of Class B common stock will entitle its holder to one vote per share on all matters submitted to a vote of our stockholders. If at any time the ratio at which LLC Units are redeemable or exchangeable for shares of our Class A common stock changes from one-for-one, the number of votes to which Class B common stockholders are entitled will be adjusted accordingly. The holders of our Class B common stock do not have cumulative voting rights in the election of directors.

Except for transfers to us pursuant to the Amended LLC Agreement or to certain permitted transferees, the LLC Units and corresponding shares of Class B common stock may not be sold, transferred or otherwise disposed of. Holders of shares of our Class B common stock will vote together with holders of our Class A common stock as a single class on all matters on which stockholders are entitled to vote, except as otherwise required by law.

The Class B common stock is not entitled to economic interests in Portillo’s Inc. Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of Portillo’s Inc. However, if Portillo’s OpCo makes distributions to Portillo’s Inc., the other holders of LLC Units, including the Continuing Pre-IPO LLC Members, will be entitled to receive distributions pro rata in accordance with the percentages of their respective LLC Units. The Class B common stock will not be subject to further calls or assessment by us.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by holders of our common stock. Our Board may determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our Board may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized share of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of common stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which apply so long as the shares of Class A common stock remain listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A common stock (we believe the position of the Nasdaq is that the calculation in this latter case treats as outstanding shares of Class A common stock issuable upon redemption or exchange of outstanding LLC Units not held by Portillo’s Inc.). These additional shares of Class A common stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Dividends

The Delaware General Corporation Law (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our Board. See also “Dividend Policy.”

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board. Our amended and restated certificate of incorporation provides that, subject to any special rights of the holders as required by law, special meetings of the stockholders can only be called by the chairman of the Board, the chief executive officer of the Company. Stockholders are not permitted to call a special meeting or to require the Board to call a special meeting. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Transferability, Redemption and Exchange

Under the Amended LLC Agreement, the holders of LLC Units have the right to require Portillo’s OpCo to redeem all or a portion of their LLC Units for newly issued shares of Class A common stock on a one-for-one basis in accordance with the terms of the Amended LLC Agreement. Shares of Class B common stock will be canceled on a one-for-one basis if we, following a redemption request of a holder of LLC Units, redeem or exchange LLC Units of such holder of LLC Units pursuant to the terms of the Amended LLC Agreement.

Except for transfers to us pursuant to the Amended LLC Agreement or to certain permitted transferees, the LLC Units and corresponding shares of Class B common stock may not be sold, transferred or otherwise disposed of.

Other Provisions

Neither the Class A common stock nor the Class B common stock has any preemptive or other subscription rights. There will be no redemption, conversion or sinking fund provisions applicable to the Class A common stock or Class B common stock.

At such time when no LLC Units remain redeemable or exchangeable for shares of our Class A common stock, our Class B common stock will be canceled.

Anti-takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of our Board, our Chair or the Chief Executive Officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Advance Notice of Nominations and Other Business

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Board of Directors and Related Provisions

Our amended and restated certificate of incorporation provides that our Board will be elected annually to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Our amended and restated bylaws will provide that our directors will be elected by plurality vote.

The number of directors constituting our Board is determined from time to time by our Board. Our amended and restated certificate of incorporation also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time with or without cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, subject to the rights of any holders of preferred stock, our amended and restated bylaws provide that any vacancy on the Board, including a vacancy that results from an increase in the number of directors, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director, except that, for so long as stockholders may act by written consent, such vacancies may also be filled by a majority of the voting power of our outstanding common stock entitled to vote generally in the election of directors, voting together as a single class. This provision prevents stockholders from filling the resulting vacancies with their own nominees following such time that stockholders may not act by written consent.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that after the time that our Sponsor and its affiliates collectively own less than 50% of our then outstanding common stock, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the DGCL

Our amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions will apply even if the business combination could be considered beneficial by some stockholders. Our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL, but such provisions do not apply to our Sponsor and its affiliates. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board and if required by law, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment. Our amended and restated bylaws may be amended by (i) the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (ii) the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, without further action by our Board.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware.

Our amended and restated certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Additionally, because the Securities Act provides for concurrent federal and state jurisdiction, our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising there under must be brought in federal district courts of the United States.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that neither our Sponsor nor a director affiliated with our Sponsor has any obligation to offer us an opportunity to participate in business opportunities presented to our Sponsor even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, our Sponsor will not be liable to us or our stockholders for breach of any duty by reason of any such activities.

Listing

Our Class A common stock is listed on the Nasdaq under the symbol “PTLO.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is American Stock Transfer & Trust Company, LLC.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our Class A common stock by the selling stockholders, the number of securities to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

In addition, the manner in which we or the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•	block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions, including through distributions by a selling stockholder to its partners, members or other equityholders.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act, or Rule 144, may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

We or the selling stockholders may also enter into hedging transactions. For example, we and the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us or selling stockholders to close out its short positions;

•	sell securities short and re-deliver such securities to close out the short positions;

•

enter into options or other types of transactions that require us or the selling stockholders to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•

loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities covered by this prospectus may be sold:

•	on a national securities exchange if listed thereunder;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us or selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post effective amendment) to the extent required.

A prospectus supplement with respect to each offering of securities will state the terms of any offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the name or names of the selling stockholders, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	the method of distribution;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Any underwriters, broker-dealers or agents that participate in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” as defined in the Securities Act. Any commission or fee paid or any discount or concession allowed to any such person, and any profit such person may receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Any offering price and any underwriting discount or commission or agency fee and other item constituting underwriters’ or agents’ compensation and any discount, commission or concession allowed or reallowed or paid to any broker-dealer may be changed from time to time.

We and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by us and any other relevant person of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Underwriters, broker-dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to any payment that the underwriters, broker-dealers or agents may be required to make in respect thereof.

Underwriters, broker-dealers, agents and their affiliates may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business, including commercial banking transactions and services.

There can be no assurance that we will ever offer to sell or, if offered, sell all or any of the securities covered by this prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Portillo’s Inc., incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.portillos.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our annual report on Form 10-K for the fiscal year ended December 26, 2021, filed with the SEC on March 10, 2022 (our “Annual Report”);

•

our quarterly reports on Form 10-Q for the quarterly period ended March 27, 2022 filed with the SEC on May 5, 2022, for the quarterly period ended June 26, 2022, filed with the SEC on August 4, 2022 and for the quarterly period ended September 25, 2022, filed with the SEC on November 3, 2022;

•	our Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2022;

•	our current reports on Form 8-K filed with the SEC on April 20, 2022 and June 27, 2022; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 21, 2021, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Portillo’s Inc.

2001 Spring Road, Suite 400

Oak Brook, Illinois 60523

(630) 954-3773

8,000,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

March 7, 2023